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                                                                     Exhibit 5


                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                             BOSTON, MA  02109-2170

                                 ----------------



                                                  September 6, 2000




Board of Directors
VP Merger Parent, Inc.
P.O. Box C
Catamount Industrial Park
Randolph, Vermont  05060

To the Board:

         We have acted as counsel to VP Merger Parent, Inc., a Delaware corporation (the "Company"), in connection with (i) the merger of VP Acquisition Corp. ("Subsidiary"), a wholly owned subsidiary of the Company, with and into Vermont Pure Holdings, Ltd. ("Holdings") pursuant to the Agreement and Plan of Merger and Contribution, dated as of May 5, 2000, as amended as of August 28, 2000 (the "Merger Agreement"), by and among the Company, Subsidiary, Holdings, Crystal Rock Spring Water Company, and the stockholders named in the Merger Agreement, and (ii) the preparation and filing of a registration statement on Form S-4 (File No. 333-_____), ("Registration Statement") pursuant to the Securities Act of 1933, as amended.

         Under the terms of the Merger Agreement, the Company will issue one share of its common stock, par value $.001, in exchange for each one share of the outstanding common stock of Holdings. The shares to be so issued to the stockholders of Holdings are referred to as the "Shares" and the issuance of the Shares is being registered under the Registration Statement.

         At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) examined the Registration Statement, (ii)


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Board of Directors
September 6, 2000
Page 2

examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in the manner described in the Registration Statement.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and judicial decisions interpreting those laws, each as currently in effect. The opinions expressed are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the effective date of the Registration Statement or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,

                                          FOLEY, HOAG & ELIOT LLP


                                          By: /s/ Dean F. Hanley
                                             --------------------------
                                             Dean F. Hanley
                                             A Partner